                            Capital Properties, Inc.
                                 100 Dexter Road
                       East Providence, Rhode Island 02914
                    Phone: (401) 435-7171 Fax: (401) 435-7179

                                  PRESS RELEASE
                                  -------------
                                November 26, 2002

                   Capital Properties, Inc. Announces Judgment
                  --------------------------------------------
                              in Amtrak Litigation
                              --------------------

                              FOR IMMEDIATE RELEASE

East  Providence,  Rhode Island:  Capital  Properties,  Inc. (AMEX Symbol "CPI")
today  announced that on November 25, 2002 the United States  District Court for
the District of Rhode Island,  after a trial on the merits,  awarded the Company
approximately   $1,478,000  in  additional   damages  in  connection   with  the
condemnation  proceedings brought by the National Railroad Passenger Corporation
("Amtrak")  with  respect to certain land and air rights owned by the Company in the Capital Center District in Providence,  Rhode Island.  Amtrak had previously paid the Company  approximately  $1,250,000 as  compensation  for these takings, which the  Company  believed,  and the Court  determined,  was  inadequate.  The condemned  land  includes  air rights over the  railroad  corridor  and the land immediately  adjacent to the railroad  right of way. The Court's  judgment  will bear interest until paid in full.

Ronald P. Chrzanowski,  President of the Company,  stated:  "We are pleased with the  Court's  decision.  However,  at this  time we do not know  whether  Amtrak intends to appeal. If it elects to do so, the Company will vigorously defend the
District Court's determination.  Accordingly,  we can provide no assurance as to if and when the judgment might be paid."

A more complete description of the condemnation proceedings is contained in Note
9 to the Company's financial  statements  contained in the latest report on Form
10QSB as filed with the Securities and Exchange Commission.

Certain   written   statements   made  in  this  press   release   may   contain
"forward-looking  statements,"  which  represent the Company's  expectations  or beliefs  concerning  future  events.  Certain  risks,  uncertainties  and  other important  factors  are  detailed  in  reports  filed  by the  Company  with the
Securities and Exchange Commission,  including Forms 8-K, 10-KSB and 10-QSB. The
Company  cautions  that these  statements  are further  qualified  by  important factors that could cause actual results to differ  materially  from those in the forward-looking statements.

Contact:
Barbara J. Dreyer, Treasurer
(401) 435-7171